EXHIBIT 4.3

                             SUBSCRIPTION AGREEMENT
                                     (UNITS)

THIS SUBSCRIPTION AGREEMENT, dated for reference SEPTEMBER 10, 2002 is made

BETWEEN:


                  PARKSIDE 2000 RESOURCES CORP., a company duly incorporated under the laws of the Province of British Columbia and having an office at 16493 26th Avenue, Surrey, BC, V3S 9W9

                    (the "Issuer");

                                                               OF THE FIRST PART

AND:

                  _______________, being the subscriber for Units of the Issuer having the address and particulars set forth on the execution page hereof

                    (the "Purchaser").

                                                              OF THE SECOND PART
WHEREAS:


A. The Issuer is listed on the TSX Venture Exchange (the "Exchange") and is subject to the regulatory jurisdiction of the Exchange and the British Columbia Securities Commission (the "Commission");


B. The Purchaser, as principal, hereby unconditionally subscribes for and agrees to purchase the securities of the Issuer, as more particularly described below, at the subscription price set out upon, and subject to the following terms and conditions.


THE PARTIES to this Agreement therefore agree:

1.       PURCHASE AND SALE OF UNITS

1.1.1 On the Closing, the Purchaser will purchase from the Issuer ounits (the "Units") at a price of CDN$0.10 per unit (CDN$Oin the aggregate), each Unit consisting of one (1) common share in the capital stock of the Issuer (the "Shares") and a TWO-YEAR non-transferable warrant (the "Warrants") to purchase an additional common share in the capital stock of the Issuer at a price of CDN$0.10 per share, and the Issuer will deliver to the Purchaser certificates representing the Shares and the Warrants.

2.       WARRANTIES

2.1 The Purchaser acknowledges, represents and warrants that, as at the date given above and at the Closing, that:

         (a) no prospectus has been filed by the Issuer with the Commission in connection with the issuance of the Units, the issuance is exempted from the prospectus requirements of the

                  Securities   Act  (British   Columbia)   (the  "Act")  or  the
                  Securities Rules (the "Rules") promulgated pursuant to the Act and that:

                  (i) the Purchaser is restricted from using most of the civil remedies available under the Act and the Rules;

                  (ii) the Purchaser may not receive information that would otherwise be required to be provided to him under the Act and the Rules; and

                  (iii) the Issuer is relieved from certain obligations that would otherwise apply under the Act and the Rules;

         (b) if the purchase of the Units by the Purchaser is to be made under the exemption from prospectus requirements available under:

                  (i) section 74(2)(1) of the Act (exempt institutions), the Purchaser is a person exempted under section 74(2)(1) of the Act;

                  (ii) section 74(2)(3) of the Act (exempt purchasers), the Purchaser is recognized by the Commission as an exempt Purchaser under section 74(2)(3) of the Act;

                  (iii) section 74(2)(4) of the Act, the Purchaser is not a syndicate, partnership or other form of unincorporated entity or organization created solely to permit the purchase of the Shares (or other similar purchases) by a group of individuals whose individual share of the aggregate acquisition cost of the Shares is less than $97,000; or

                  (iv) section 74(2)(9) of the Act, the Purchaser is an employee, senior officer or director of the Issuer or an affiliate of the Issuer, and is not induced to purchase the Units by expectation of employment or continued employment; or

                  (v)      section  128(a) (50  purchasers)  or 128(b)  ($25,000
                           minimum exemption) or 128(c) ($25,000 minimum exemption, registrant required) of the Rules, then the Purchaser:

                           (A) qualifies to purchase the Units pursuant to one or more of the criteria listed in BC FORM 45-903F1 promulgated pursuant to the Rules;

                           (B) agrees to execute and deliver a BC FORM 45-903F1 to the Commission and the Issuer, and

                           (C)      acknowledges    receipt   of   an   offering
                                    memorandum from the Issuer in respect of the purchase of the Units; or

                  (vi) section 128(h) of the Rules (friends and relatives), the Purchaser:

                           (A) qualifies to purchase the Units pursuant to one or more of the criteria listed in BC FORM 45-903F1 promulgated pursuant to the Rules;

                           (B) agrees to execute and deliver a BC FORM 45-903F1 to the Commission and the Issuer, and

                           (C) acknowledges that an offering memorandum was not delivered by the Issuer in respect of the purchase of the Units;

         (c) the Purchaser is purchasing the Units as principal and no other person, corporation, firm or other organization will have a beneficial interest in the Units;

         (d) the Units were not advertised in printed media of general and regular paid circulation, radio or television;

         (e) no person has made to the Purchaser any written or oral representations:

                  (i) that any person will resell or repurchase the Units;

                  (ii) that any person will refund the purchase price of the Units;

                  (iii)    as to the future price or value of the Units; or

                  (iv) that the Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post the Shares for trading on a stock exchange other than the Exchange;

         (f) this subscription has not been solicited in any other manner contrary to the Act or the Rules or the United States Securities Act of 1933, as amended;

         (g) the Purchaser is not a "control person" of the Issuer as defined in the Act, will not become a "control person" by virtue of this purchase of the Units and does not intend to act in concert with any other person to form a control group;

         (h) the Purchaser has no knowledge of a "material fact" or "material change" (as those terms are defined in the Act) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

         (i) the offer made by this subscription is irrevocable and requires acceptance by the Issuer and the approval of the Exchange;

         (j) the Purchaser waives the need for the Issuer to communicate its acceptance of the purchase of the Units pursuant to this Agreement;

         (k) the Purchaser is aware that the Issuer is planning to use the proceeds of this private placement to increase the Issuer's interest in the Eskapa Property located near the Bolivian/Chilean border, exploration on the Eskapa Property, for general corporate purposes and any corporate acquisitions deemed appropriate by the Board of Directors of the Issuer; and

         (l)      where the Purchaser is not a resident of British Columbia, the
                  Purchaser  also  makes  the  additional   representations  and
                  warranties attached hereto Appendix "II".

2.2 The Issuer represents and warrants that, as of the date given above and at the Closing:

         (a) the Issuer and its subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated;

         (b) the Issuer will reserve or set aside sufficient shares in the treasury of the Issuer to issue to the Purchaser the Shares and any shares acquired by the Purchaser upon the exercise of the Warrants;

         (c) the Issuer is an "exchange issuer" as defined in the Act, which is recognized as such by the Commission and the Exchange, and which is not in default of any requirements of the Act or its Rules.

2.3 The warranties contained in Subsections 2.1 and 2.2 will survive the Closing.

3.       CLOSING

3.1 The closing of the transactions contemplated by this Agreement (the "Closing") will take place within fifteen business days of the receipt of final approval by the Exchange of this private placement.

3.2 On execution of this Agreement, the Purchaser will deliver to the Issuer a cheque or banker's draft for the total price of the Units. The Purchase Price will be treated as a non-interest bearing loan that may be utilized by the Issuer for the purposes set out in subsection 2.1(k), pending receipt of final regulatory approval.

3.3 At Closing, the Issuer will deliver to the Purchaser the certificates representing the Shares and the Warrants registered in the name of the Purchaser or its nominee.

3.4 At Closing, the Issuer will deliver to the Purchaser such legal opinions, copies of approvals or other documents as the Purchaser may reasonably request.

4.       HOLD PERIOD

4.1 The Purchaser acknowledges that the Shares and Warrants, and any shares received upon an exercise of the Warrants, may not be traded for a period of one year from the date of execution of this Agreement, and if the Purchaser is a resident of a province or state other than British Columbia, the Shares and Warrants, and any shares received upon an exercise of the Warrants, may also be subject to additional hold periods. The certificates representing the Shares and Warrants will contain a legend denoting the restrictions on transfer imposed by the Act and the Exchange.

5.       POWER OF ATTORNEY

5.1      Effective  upon the  acceptance  by the Issuer of this  Agreement,  the
         Purchaser:

         (a) irrevocably appoints the President of the Issuer (the "Attorney") as the Purchaser's attorney and agent, with a full power of substitution, to execute, swear to, acknowledge, deliver, make, file, amend and record when, and as necessary, any instrument, acknowledgement, undertaking, direction or other document required to be filed by the Issuer or the Purchaser with any competent securities regulatory authority in connection with the purchase and sale of the Shares or necessary, in the opinion of the Attorney, to complete or perfect the transactions contemplated by this Agreement, including, without limitation, the attached form of Private Placement Questionnaire and Acknowledgement and a SECURITIES ACT BC FORM 45-903F1;

         (b) declares that the power of attorney hereby granted is irrevocable and will survive the death, incapacity or bankruptcy of the Purchaser and will extend to and bind the Purchaser and the Purchaser's heirs, assigns, executors, trustees in bankruptcy or other legal representatives or successors; and

         (c) agrees to be bound by any representations made or actions taken by the Attorney if such representations or actions are made or taken in good faith and in accordance with the power of attorney hereby granted, and the Purchaser waives any and all defences which may be available to the Purchaser to deny, contest, or disaffirm any such representations or actions.

6.       MISCELLANEOUS

6.1 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

6.2      The parties to this Agreement may amend this Agreement only in writing.

6.3 The Purchaser will execute and deliver the BC FORM 45-903F1 in the form attached as Appendix "I" and all other documents, transfers, deeds, assurances and procedures necessary in the opinion of counsel for the Company, for the purposes of giving effect to or perfecting the transactions contemplated by this Agreement.

6.4 This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

6.5 A party to this Agreement will give all notice to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

6.6 This Agreement will be governed by and construed in accordance with the laws of British Columbia.

                                 EXECUTION PAGE

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

                  The undersigned subscriber hereby subscribes for:

                  O Units of Parkside 2000 Resources Corp. at a price of CDN$0.10 per Unit for a total Subscription Price of CDN$O

SIGNED, SEALED AND DELIVERED         )
in the presence of:                  )         _________________________________
                                     )         SIGNATURE OF SUBSCRIBER
_____________________________________
Name
                                     )
_____________________________________)
Address                              )
                                     )
_____________________________________)
Occupation                           )        __________________________________
                                     )        ADDRESS
                                     )        __________________________________
                                     )
                                     )        __________________________________
                                     )        TELEPHONE NUMBER
                                     )
                                     )        __________________________________
                                     )        FAX NUMBER
                                     )
                                     )        __________________________________
                                     )        SOCIAL INSURANCE NUMBER

This subscription is hereby accepted:


The Corporate Seal of PARKSIDE          )
2000 RESOURCES CORP.                    )
was hereunto affixed in the presence of:)
                                        )
_____________________________________   )
Authorized Signatory                    )
                                        ) c/s
_____________________________________   )
Authorized Signatory                    )

                     REGISTRATION AND DELIVERY INSTRUCTIONS


--------------------------------------------------------------------------------
  Name to Appear on Certificate, if different from name of Purchaser


--------------------------------------------------------------------------------
      Address for Delivery, if different from address given above


--------------------------------------------------------------------------------
     Number and Denominations of Certificates in Multiples of 1000


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                               List of Appendices

Appendix I                          BC FORM 45-903F1 (IP)

                                   APPENDIX I



This is the form required under section 135 of the Rules and, if applicable, by an order issued under section 94 of the SECURITIES ACT.

                                BC FORM 45-903F1

                                 SECURITIES ACT

                     ACKNOWLEDGMENT OF INDIVIDUAL PURCHASER



1. I have agreed to purchase from PARKSIDE 2000 RESOURCES CORP. (the "Issuer") o units (the "Securities") at a price of CDN$0.10 per unit. Each unit comprises of one common share and a TWO-YEAR share purchase warrant. Each Warrant will entitle the holder to acquire one additional Common Share of the Issuer at a price of CDN$0.10 per share after the Closing Date.

2. I am purchasing the Securities as principal and, on closing of the agreement of purchase and sale, I will be the beneficial owner of the Securities.

3. I [CIRCLE ONE] HAVE/HAVE NOT received an offering memorandum describing the Issuer and the Securities.

4.       I acknowledge that:

         a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities, AND

         b) there is no government or other insurance covering the Securities, AND

         c)       I may lose all of my investment, AND

         d) there are restrictions on my ability to resell the Securities and it is my responsibility to find out what those restrictions are and to comply with them before selling the Securities, AND

         e) I WILL NOT receive a prospectus that the British Columbia SECURITIES ACT (the "Act") would otherwise require be given to me because the Issuer has advised me that it is relying on a prospectus exemption, AND

         f) because I am not purchasing the Securities under a prospectus, I will not have the civil remedies that would otherwise be available to me, AND

         g) the Issuer has advised me that it is using an exemption from the requirement to sell through a dealer registered under the Act, except purchases referred to in paragraph 5(g), and as a result I do not have the benefit of any protection that might have been available to me by having a dealer act on my behalf.

5.       I also acknowledge that: [CIRCLE ONE]

         a) I am purchasing Securities that have an aggregate acquisition cost of $97,000 or more, OR

         b) my net worth, or my net worth jointly with my spouse at the date of the agreement of purchase and sale of the security, is not less than $400,000, OR

         c) my annual net income before tax is not less than $75,000 or my annual net income before tax jointly with my spouse is not less than $125,000, in each of the two most recent calendar years, and I reasonably expect to have annual net income before tax of not less than $75,000 or annual net income before tax jointly with my spouse of not less than $125,000 in the current calendar year, OR

         d)       I am registered under the Act, OR

         e) I am a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

         f) I am a close personal friend of a senior officer or director of the Issuer, or of an affiliate of the Issuer, OR

         g) I am purchasing securities under section 128(c) ($25,000 - registrant required) of the Rules, and I have spoken to a person [NAME OF REGISTERED PERSON: ____________________ (THE "REGISTERED PERSON")] who has advised me that the Registered Person is REGISTERED TO TRADE OR ADVISE in the Securities and that the purchase of the Securities is a suitable investment for me.

6. If I am an individual referred to in paragraph 5(b), 5(c), or 5(d), I acknowledge that, on the basis of information about the Securities furnished by the Issuer, I am able to evaluate the risks and merits of the Securities because: [CIRCLE ONE]

         a)       of my financial, business or investment experience, OR

         b) I have received advice from a person JAMES LOVE OF RESEARCH CAPITAL CORP. (THE "ADVISOR") who has advised me that the Advisor is:

                  i) registered to advise, or exempted from the requirement to be registered to advise, in respect of the Securities, and

                  ii)      not  an   insider   of,  or  in  a  special
                           relationship with, the Issuer.



The statements made in this report are true.



DATED "SEPTEMBER 2002".


                                   _____________________________________________